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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Amendment No. 2 to Form S-4 (No. 333-56150) of our report dated February 14, 2001, (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements) on our audits of the consolidated financial statements of Women.com Networks, Inc. and Subsidiaries as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts."

                                   /s/ PricewaterhouseCoopers LLP

San Jose, California
April 26, 2001